Exhibit 99.1

iParty Corp. Reports Fiscal 2012 and Fourth Quarter Financial Results

DEDHAM, Mass.--(BUSINESS WIRE)--March 6, 2013--iParty Corp. (NYSE MKT: IPT - news), a party goods retailer, today reported financial results for its fourth quarter and fiscal year 2012, which ended on December 29, 2012.

Fiscal Year 2012 Highlights

  Consolidated 52 week revenues of $79.1 million, a 2.2% decrease compared to the 53 week fiscal year 2011; and a 0.1% increase compared to the 52 week sales in fiscal 2011.
  EBITDA of $539 thousand compared to EBITDA of $494 thousand for fiscal year 2011.
  Comparable store sales decrease of 0.1%.
  Net loss before taxes of $949 thousand, compared to $1.3 million in 2011.
  Net loss of $1.5 million, after a $588 thousand non-cash tax related charge, compared to net loss of $1.3 million for fiscal year 2011.

Sal Perisano, iParty’s Chairman and Chief Executive Officer, stated, "For the second consecutive year, a weather event affected our fourth quarter and annual performance. The anticipation of Hurricane Sandy affected our sales the week leading up to Halloween and hit our primary market on October 29th, knocking out power and closing a number of our stores in southern New England. This storm was the major cause of the loss we sustained for the year, and our business remains otherwise healthy. Despite the unfortunate timing of this Hurricane, sales in our non-seasonal categories remained solid through the year helping us regain positive momentum going into fiscal 2013. ”

Operating Results

For the thirteen week fourth quarter of 2012, consolidated revenues were $26.89 million, a 9.5% decrease compared to $29.71 million for the fourteen week fourth quarter in 2011, or a 3.4% decrease compared to the 13 week fourth quarter of fiscal 2011. Comparable store sales in the fourth quarter of 2012 decreased 5.7% compared to the year-ago period. Consolidated gross profit margin was 41.6% for the fourth quarter of 2012 compared to a gross profit margin of 43.1% for the fourth quarter in 2011. Consolidated net income for the fourth quarter of 2012 was $1.8 million, compared to $3.0 million for the 14 week fourth quarter of 2011. Net income per basic and diluted share were $0.05 and $0.05, respectively, compared to $0.08 and $0.08 per basic and diluted share, for the fourth quarter in 2011. On a non-GAAP basis, net income for the 13 week fourth quarter of 2012 before interest, taxes, depreciation and amortization (“EBITDA”) was $2.7 million, compared to $3.4 million for the 14 week fourth quarter in 2011. EBITDA is calculated as net income (loss), as reported under United States generally accepted accounting principles (“GAAP”), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net income (loss) for the fourth quarters of 2012 and 2011 and for the twelve month periods then ended, under GAAP to a non-GAAP, EBITDA basis.

For the fifty-two week fiscal year ended December 29, 2012, consolidated revenues were $79.09 million, a 2.2% decrease compared to $80.88 million for fifty-three week fiscal year 2011. Consolidated revenues for 2012 included a 0.1% decrease in comparable store sales from the year-ago period. Consolidated gross profit margin was 38.3% for 2012 compared to 39.2% in 2011. Consolidated net loss for the fiscal year 2012 was $1.5 million, or $0.06 per basic and diluted share, compared to $1.3 million, or $0.05 per basic and diluted share for fiscal year 2011. Consolidated net loss for fiscal 2012 was affected by a non-cash charge related to the write-off of a deferred tax asset of $588 thousand. On a non-GAAP basis, EBITDA was $539 thousand for fiscal year 2012, compared to EBITDA of $494 thousand for 2011.

Subsequent Event

On March 1, 2013, iParty announced that it had entered into a merger agreement with Party City Holdings Inc. The consummation of the merger is subject to customary conditions to closing, including the approval of iParty’s stockholders, and is expected to close in the second quarter of 2013.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 54 iParty retail stores in New England and Florida. iParty’s aim is to make throwing a successful event both stress-free and fun. With an extensive assortment of party supplies and costumes in our stores, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource to help them customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues and, of course, Halloween. iParty also operates an internet site that offers a strong assortment of Halloween and related merchandise for sale on the internet and focuses on increasing customer visits to our stores by highlighting the ever changing store product assortment for all occasions and seasons. The site also features sales flyers, enter-to-win contests, monthly coupons and ideas and themes to offer consumers an easy and fun approach to any party. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Non-GAAP Financial Measures

Pursuant to the requirements of Regulation G, we have provided below reconciliations of any non-GAAP financial measures we use in this press release to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

	For the three months ended		For the twelve months ended
RECONCILIATION OF NON-GAAP MEASURES	Dec 29, 2012	Dec 31, 2011	Dec 29, 2012	Dec 31, 2011

Net income (loss) as reported under GAAP	$1,781,138	$2,983,683	$(1,536,430)	$(1,314,638)

plus, Interest expense, net	43,996	56,847	184,854	305,530
plus, Depreciation and amortization	304,676	361,626	1,302,500	1,484,212
plus, Income tax expense (benefit)	587,750	19,343	587,750	19,343

EBITDA, non-GAAP	$2,717,560	$3,421,499	$538,674	$494,447

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising or sustained high levels of unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; disruptions to our most important selling season, Halloween; the successful implementation of our growth and marketing strategies; our ability to access our existing credit line or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; effect of Chinese inflation on our suppliers and product pricing; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; risks related to e-commerce, compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE MKT; and the impact of a failure to satisfy the conditions of or to consummate the closing of our recently announced merger agreement with Party City. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

Additional Information and Where You Can Find It

In connection with the proposed merger transaction, iParty will file a proxy statement and other relevant documents concerning the proposed merger transaction with the SEC. Investors and security holders of iParty are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about iParty and the proposed transaction that should be considered before making a decision about the merger.

The proxy statement (when it becomes available) and any other documents filed by iParty with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by iParty by contacting David Robertson, iParty’s Chief Financial Officer, at 781-355-3770.

iParty and its directors and certain executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from iParty’s shareholders in connection with the transaction. Information regarding the directors and executive officers and their respective interests in the Company by security holdings or otherwise is included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of iParty’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the three months ended		For the twelve months ended
	Dec 29, 2012	Dec 31, 2011	Dec 29, 2012	Dec 31, 2011
Revenues	$26,889,345	$29,710,785	$79,094,317	$80,882,751
Operating costs:
Cost of products sold and occupancy costs	15,703,830	16,912,576	48,787,267	49,147,010
Marketing and sales	7,162,185	8,082,924	24,450,968	25,509,559
General and administrative	1,610,452	1,649,771	6,619,978	6,834,443
Flood loss	-	5,715	-	398,751

Operating income (loss)	2,412,878	3,059,799	(763,896)	(1,007,012)

Change in fair value of warrant liability	6	74	70	17,247
Interest expense, net	(43,996)	(56,847)	(184,854)	(305,530)

Income (loss) before income taxes	2,368,888	3,003,026	(948,680)	(1,295,295)

Income taxes (benefit)	587,750	19,343	587,750	19,343

Net income (loss)	$1,781,138	$2,983,683	$(1,536,430)	$(1,314,638)

Income (loss) per share:
Basic	$0.05	$0.08	$(0.06)	$(0.05)
Diluted	$0.05	$0.08	$(0.06)	$(0.05)

Weighted-average shares outstanding:
Basic	38,930,285	38,930,281	24,418,004	24,386,220
Diluted	39,388,444	39,201,487	24,418,004	24,386,220

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	Dec 29, 2012	Dec 31, 2011
ASSETS
Current assets:
Cash	$64,650	$63,650
Restricted cash	480,816	819,604
Accounts receivable	821,903	1,377,234
Inventories	17,004,269	15,965,507
Prepaid expenses and other assets	1,646,950	1,415,780
Deferred income tax asset - current	-	46,762
Total current assets	20,018,588	19,688,537
Property and equipment, net	2,693,991	2,664,086
Intangible assets, net	327,329	626,900
Other assets	282,878	333,731
Deferred income tax asset	-	540,841
Total assets	$23,322,786	$23,854,095

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and book overdrafts	$6,829,864	$5,970,015
Accrued expenses	1,870,906	2,295,467
Current portion of capital lease obligations	-	4,613
Borrowings under line of credit	5,764,312	5,366,512
Total current liabilities	14,465,082	13,636,607

Long-term liabilities:
Deferred rent	1,507,732	1,504,973
Total long-term liabilities	1,507,732	1,504,973

Commitments and contingencies

Convertible preferred stock	12,986,628	13,012,668
Common stock	24,431	24,409
Additional paid-in capital	53,187,479	52,987,574
Accumulated deficit	(58,848,566)	(57,312,136)
Total stockholders' equity	7,349,972	8,712,515

Total liabilities and stockholders' equity	$23,322,786	$23,854,095

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com